                                                           EXHIBIT 4.16

                     COMPANY TRADEMARK SECURITY AGREEMENT

          COMPANY TRADEMARK SECURITY AGREEMENT, dated as of December 11, 1997, made by RBX CORPORATION, a Delaware corporation (the "Company"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (in such capacity, the "Trustee") for the holders of the Notes (as hereinafter defined) (the "Noteholders"), pursuant to the Indenture, dated as of December 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Company, Groendyk Manufacturing Company, Inc., Hoover-Hanes Rubber Custom Mixing Corp., Midwest Rubber Custom Mixing Corp., OleTex Inc., Rubatex Corporation, Universal Polymer & Rubber Inc., Universal Rubber Company and Waltex Corporation, as guarantors (the "Subsidiary Guarantors"), and the Trustee.

                                  WITNESSETH

          WHEREAS, the Company will issue 12% Senior Secured Notes due 2003 in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to the Indenture;

          WHEREAS, it is a requirement of the Indenture that the Company shall have executed and delivered the Company Security Agreement dated of as of December 11, 1997, (as amended, supplemented or otherwise modified from time to time, the "Company Security Agreement") to the Trustee for the benefit of the Trustee and the Noteholders;

          WHEREAS, the Company owns, or is licensed to use, each of the Trademarks and Trademark Licenses (each as hereinafter defined) described on
Schedule 1 hereto;

          WHEREAS, pursuant to the terms of the Company Security Agreement, the Company has pledged and granted to the Trustee, for the benefit of the Trustee and the Noteholders, a security interest in all right, title and interest of the Company in, to and under the Collateral (as hereinafter defined), including the property described on Schedule 1 hereto, whether presently existing or hereafter arising or acquired, and all Proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Trademarks, to secure the payment of the Obligations (as hereinafter defined);

          WHEREAS, for convenience of reference and recordation, but with no intention to supersede the terms of the Company Security Agreement, the parties hereto have entered into this Trademark Security Agreement; and

          WHEREAS, it is a further requirement of the Indenture that the Company shall have executed and delivered this Company Trademark Security Agreement to the Trustee for the benefit of the Trustee and the Noteholders.

          NOW, THEREFORE, in consideration of the premises, the Company hereby agrees with the Trustee for the benefit of the Trustee and the Noteholders, as follows:

          1.     Defined Terms.

                  (1) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof
        are used herein as so defined:   Accounts, Equipment, General
        Intangibles, Inventory and Proceeds.

                  (2) The following terms shall have the following meanings:

          "Closing Date":  the date of the Indenture.

          "Code": the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Collateral": as defined in Section 2 of this Trademark Security Agreement.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company or any of the Subsidiary Guarantors, to perform their respective obligations under the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents,
(c) the validity or the enforceability of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents or (d) the rights or remedies of the Trustee, for the benefit of the Trustee and the Noteholders, hereunder or thereunder.

          "Obligations": as defined as "Company Obligations" in the Indenture.

          "RBX Parties": the Company, the Subsidiary Guarantors and any new Subsidiary complying with Section 4.14 of the Indenture; individually, a "RBX Party."

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination or an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property (including the properties subject to the Mortgages and Deeds of Trust) or to which such Person or any of its material property is subject.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, those listed in Schedule 1 hereto, and (ii) all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by the Company of any right to use any Trademark, including, without limitation, those listed in Schedule 1 hereto.

          "Trademark Security Agreement": this Trademark Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          2.     Security Interest.

          2.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Trustee for the benefit of the Trustee and the Noteholders, and their successors and assigns, a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (1)     all Trademarks;

                  (2)     all Trademark Licenses;

                  (3) all General Intangibles connected with the use of, and symbolized by, Trademarks; and

                  (4) the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

to have and to hold, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto for the benefit of the Noteholders.

          2.2 No Assumption of Liability. The security interest in the Collateral is granted as security only and shall not subject the Trustee to, or in any way alter or modify, any obligation or liability of the Company or the Subsidiary Guarantors with respect to or arising out of the Collateral.

          3. Representations and Warranties. The Company hereby represents and warrants that:

                  (1) Trademarks. Schedule 1 hereto includes all Trademarks owned by the Company on the date hereof registered in the United States Patent and Trademark Office (the "PTO") and all other Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof which are material to the business of the Company and its Subsidiaries, taken as a whole. To the best of the Company's knowledge, each Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent that the failure to be valid, subsisting, unexpired or enforceable or the abandonment thereof would not be reasonably likely to have a Material Adverse Effect. Except as set forth in such Schedule, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Trademark, except for such holdings, decisions or judgments that would not be reasonably likely to have a Material Adverse Effect. No action or proceeding is pending seeking to limit, cancel or question the validity of any Trademark, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

                  (2) Chief Executive Office. As of the Closing Date, the Company's chief executive office and chief place of business is located at 5221 ValleyPark Drive, Roanoke, VA 24019.

          4. Covenants. The Company covenants and agrees with the Trustee and the Noteholders that, from and after the date of this Trademark Security Agreement until the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture or any Collateral
Document:

                  (1) Further Documentation. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Trademark Security Agreement and of the rights and powers herein granted.

                  (2)     Indemnification.

                     (1) The Company agrees to pay, and to save the Trustee and the Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay or failure by the Company in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying or failure to comply with any Requirement of Law applicable to any of the Collateral or
                (iii) in connection with any of the transactions contemplated by this Copyright Trademark Agreement. In any suit, proceeding or action brought by the Trustee or any Noteholder for any sum owing thereunder, the Company will save, indemnify and keep the Trustee and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by the Company of any obligation thereunder or arising under any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Company. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3)     Trademarks.

                     (1) The Company will, except with respect to any Trademark that is not material to the business of the Company and its Subsidiaries taken as a whole, to the extent consistent with its business judgment, (A) continue to use each Trademark on the same goods and services it is currently used on (except that the Company, in its reasonable business judgment, may also decide not to reissue or renew Trademark License agreements to which it is a party), (B) maintain quality control over all products manufactured, distributed or sold, and all services offered under each Trademark, (C) not knowingly do or omit to do any act which would result in the invalidation of any Trademark, and (D) take all steps which in its business judgment are commercially reasonable to prevent a licensee from doing or omitting to do any act which would result in the invalidation or any Trademark.

                     (2) The Company will notify the Trustee of any (A) abandonment of a Trademark; (B) abandonment of an application to register a Trademark; or (C) determination by a court or tribunal in the country where (1) the Trademark is registered, or (2) the Trademark application is pending, or (3) the unregistered Trademark is used, that the Company does not own all right, title and interest to the Trademark or Trademark application, or of any other adverse determination of such court or tribunal relating to any Trademark or Trademark application; provided that (x) the Company has actual notice of such event and (y) such Trademark or Trademark application is material to the business of the Company and its Subsidiaries, taken as a whole.

                     (3) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of a Trademark with the PTO or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Trustee and the Noteholders within five Business Days after the last day of the calendar year in which such filing occurs (or, if the Trustee reasonably so requests in writing, at such other times). Upon request of the Trustee, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in any Trademark and the Goodwill, Proceeds and General

                Intangibles, if any, of the Company relating thereto or represented thereby, and the Company hereby constitutes the Trustee its attorney-in-fact to execute and file all such writings for the purposes of so evidencing the Trustee's security interest (and the Trustee agrees to notify the Company that any such filing has been made, provided that any failure to so notify shall not invalidate any such actions by the Trustee), all lawful acts of such attorney-in-fact being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and have been terminated.

                     (4) The Company will, except with respect to any Trademark application or registration that is not material to the business of the Company and its Subsidiaries, taken as a whole, take all reasonable and necessary steps, as it shall deem appropriate under the circumstances, in accordance with its reasonable business judgment, including, without limitation, in any proceeding before the PTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each trademark application (and to obtain the relevant registration and to maintain such registration), including, without limitation, where appropriate filing of applications for renewal, affidavits of use and affidavits of incontestability.

                     (5) In the event that any Trademark included in the Collateral is materially infringed or misappropriated or any Trademark is diluted by a third party, the Company shall promptly notify the Trustee after it learns thereof and shall, unless the Company shall reasonably determine that such Trademark is not of material economic value to the Company, take such actions as the Company shall reasonably deem appropriate under the circumstances to protect such Trademark.

          5. Limitation on Duties Regarding Preservation of Collateral. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Noteholder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person.

          6. Severability. Any provision of this Trademark Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7. Section Headings. The section and subsection headings used in this Trademark Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Trademark Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Trustee, provided that any provision of this Trademark Security Agreement may be waived by the Trustee and the Noteholders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

                  (b) Neither the Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to paragraph 8(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Noteholder would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          9. Notices. All notices, requests and demands to or upon the Trustee or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, three days after deposited in the mails by certified mail, return receipt requested, postage prepaid or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  (1) if to the Trustee, at its address or transmission number for notices provided in Section 13.02 of the Indenture; and

                  (2) if to the Company, at its address or transmission number for notices provided in Section 13.02 of the Indenture.

The Trustee and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          10. Successors and Assigns. This Trademark Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Noteholders and their successors and assigns.

          11. Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

                  (1) submits for itself and its property in any legal action or proceeding relating to this Trademark Security Agreement, the Company Security Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 13.02 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

                  (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          12.     Acknowledgments.  The Company hereby acknowledges that:

                  (1) it has been advised by counsel in the negotiation, execution and delivery of this Trademark Security Agreement, the Security Agreement and the other Collateral Documents to which it is a party;

                  (2) neither the Trustee nor any Noteholder has any fiduciary relationship with or duty to it or any other RBX Party arising out of or in connection with this Trademark Security Agreement, the Company Security Agreement or any of the other Collateral Documents, and the relationship between the Trustee and Noteholders, on one hand, and the RBX Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (3) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders, the Trustee and the RBX Parties.

          13. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS TRADEMARK SECURITY AGREEMENT OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          14. GOVERNING LAW. THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

          15. Authority of Trustee. The Company acknowledges that the rights and responsibilities of the Trustee under this Trademark Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Trademark Security Agreement shall, as between the Trustee and the Noteholders, be governed by the Indenture, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          16. Incorporation of Security Agreement Provisions. The Company hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Company Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Nothing in this Trademark Security Agreement shall defer or impair the attachment or perfection of any security interest in any collateral covered by the Company Security Agreement which would attach or be perfected pursuant to the terms thereof without action by the Company or any other Person.

          17.     Release of Collateral and Termination.

                  (1) Upon the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture and the Collateral Documents, the Collateral shall be released from the Liens created hereby, and this Trademark Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company. Upon request of the Company following any such termination, the Trustee shall deliver (at the sole cost and expense of the Company) to the Company any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of the Company) to the Company such documents as the Company shall reasonably request to evidence such termination.

                  (2) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Indenture, then the Trustee shall execute and deliver to the Company (at the sole cost and expense of the Company) all releases, termination statements or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          18. Contradictory Provisions. In the event any one or more of the provisions of this Trademark Security Agreement shall be found in a final judgment of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, to contradict or otherwise limit any provision in the Indenture, the provision in the Indenture shall control.

        IN WITNESS WHEREOF, the Company has caused this Trademark Security Agreement to be duly executed and delivered as of the date first above written.


                                   RBX CORPORATION



                                   By:    /s/ John C. Cantlin
                                      ----------------------------
                                   Name:  John C. Cantlin
                                   Title: Chief Financial Officer

                               RBX CORPORATION


STATE OF                     )
                                   : ss.:
COUNTY OF                    )


          On the 11th day of December, 1997, before me personally came _____________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as __________ of ___________, who, being by me duly sworn, did depose and say that he resides at __________; that he is ____________ of ___________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereof by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.



                              -------------------------------------------
                              Name:



[NOTARIAL SEAL]

                                                              Schedule 1 to
                                               Trademark Security Agreement
                                               ----------------------------

                       TRADEMARK AND TRADEMARK LICENSES
                       --------------------------------

                       Trademark Registration
                       Number or (Application   Registration or
       Trademarks         Serial Number)        (Filing Date)       Country
       ----------      ----------------------   ---------------     -------
         RBX              None indicated          31-Oct-1997         USA